                                                                EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into Georgia Gulf's previously filed Registration Statements on Form S-3, File No. 333-57301, and Form S-8, File No. 333-59433, File No. 33-14696, File No. 33-42008, and File No. 33-64749.


ARTHUR ANDERSEN LLP



Atlanta, Georgia
November 17, 1999